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                                                                    EXHIBIT 23.1

Consent of Independent Certified Public Accountants

Source Interlink Companies, Inc.
Bonita Springs, Florida


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16039, 333-64082 and 333-64080) of Source
Interlink Companies, Inc. (the Company) of our reports dated April 30, 2003, except for Note 20 which is as of March 1, 2004 relating to the consolidated financial statements and dated April 30, 2003 relating to the schedule of the Company appearing in the Company's Annual Report on Form 10-K/A as of and for the year ended January 31, 2003.


/s/ BDO Seidman, LLP
Chicago, Illinois

March 2, 2004